UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): May 14, 2014

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On May 14, 2014, Monro Muffler Brake, Inc. (the “Company”) entered into an Amendment to the Employment Agreement of Joseph Tomarchio, Jr. (the “Amendment”). The Amendment corrects a clerical error in Section 6.2(B) of the Company’s Employment Agreement with Mr. Tomarchio (the “Agreement”) with respect to the timing of a certain payment made upon a termination without Cause in a Change in Control (as defined in the Agreement). The Amendment is effective as of April 1, 2014, the effective date of the Agreement.

A copy of the Amendment is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	The following is a list of exhibits furnished with the Current Report on Form 8-K:

Exhibit No.

99.1	Amendment to the Employment Agreement of Joseph Tomarchio Jr. by and between Monro Muffler Brake, Inc. and Joseph Tomarchio, Jr., dated May 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

May 20, 2014	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President - Finance